UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2013

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-08439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

781-302-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 24, 2013, a panel of arbitrators from the International Centre for Dispute Resolution of the American Arbitration Association issued a preliminary injunction against Tracker do Brasil LTDA, in connection with the pending arbitration proceeding between LoJack Equipment Ireland Limited, a wholly owned subsidiary of LoJack Corporation (the “Registrant”), and Tracker do Brasil LTDA, which is the exclusive licensee of the LoJack technology in Brazil. Further information regarding the pending arbitration proceeding is set forth in Part II, Item 1 - “Legal Proceedings” of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (the “Form 10-Q”).
The preliminary injunction enjoins Tracker do Brasil LTDA and its officers, employees and agents from using, publishing, disseminating or circulating LoJack trademarks, trade names, copyrights or other intellectual property or confidential information to advertise, market, sell or lease non-LoJack products, or in any other way representing that a non-LoJack product is a LoJack product. In addition, to the extent Tracker do Brasil LTDA uses the “LoJack” name or intellectual property in any advertising or marketing communications for stolen vehicle recovery products, such name or intellectual property may only be associated with, and related to, those products that are manufactured or licensed by LoJack. Further, to the extent Tracker do Brasil LTDA advertises, markets or offers to sell, lease or otherwise disseminate other stolen vehicle recovery products, Tracker do Brasil LTDA must clearly state and identify the manufacturer, licensor or distributor of such non-LoJack products with at least the same prominence that is used to name and identify LoJack products and in such a manner that the non-LoJack products cannot be confused as being LoJack products.
The ruling by the panel was limited to the issues described above. As described in the Form 10-Q, the hearing on the liability phase of the arbitration was completed in March 2013 and the parties have submitted post-hearing briefs and reply briefs to the arbitrators. The Registrant’s remaining counterclaims were addressed during a one-day hearing on liability held on November 18, 2013. The parties are currently awaiting the panel’s ruling on the original claims and remaining counterclaims. The Registrant cannot predict the outcome of the case nor estimate the possible loss or range of loss, if any, that the Registrant could incur if there was an unfavorable outcome with respect to the pending claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date: January 6, 2014	By:	/s/ JOSÉ M. OXHOLM
José M. Oxholm
Senior Vice President and General Counsel